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                                                                   EXHIBIT 8.1

                                  SUBSIDIARIES


XEIKON AMERICA, Inc.
1360 N. Wood Dale Road
Wood Dale, IL 60191 - United States
Tel.: +1 800 898 5713
Fax: +1 630 616 9535

XEIKON JAPAN Ltd.
8-1, Higashiyama 3-Chome
Meguro-ku
Tokyo 153-0043 - Japan
Tel.: +81 3 5704 8730
Fax: +81 3 5704 8703

XEIKON DEUTSCHLAND GmbH.
Hammfelddamm 6
41460 Neuss - Germany
Tel.: +49 21 31 16 3800
Fax: +49 21 31 16 3810

XEIKON UK Ltd.
First Point - Buckingham Gate
London Gatwick Airport
West Sussex RH6 0NT - Great Britain
Tel.: +44 1293 89 7212
Fax: +44 1293 89 7312

XEIKON ASIA PACIFIC
Representative Office for Asia Pacific
Suite 2105 - 2107 Level 21 - Plaza Pengkalan
Jalan Ipoh - 51200 Kuala Lumpur - Malaysia
Tel.: +60 3 4045 4200
Fax: +60 3 4045 4300

XEIKON SOUTH & CENTRAL AMERICA
Representative Office for South & Central America
7370 NW 36TH ST - Suite 210G
Miami, Florida 33166-6733 - USA
Tel.: +1 305 463 7133
Fax: +1 305 463 7134

XEIKON FRANCE S.A.
Representative Office (Paris)
20 rue Dieumegard
93406 Saint Ouen - France
Tel.: +33 1 49 45 5140
Fax: +33 1 49 45 5983

XEIKON FRANCE S.A.
BP 257
28 Rue E. Thierry Mieg


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90005 Belfort - France
Tel.: +33 3 84 54 5000
Fax: +33 3 84 54 5218

World Headquarters:
XEIKON N.V.
Vredebaan 72
2640 Mortsel - Belgium
Tel.: +32 (0)3 443 13 11
Fax: +32 (0)3 443 13 09


http://www.xeikon.com
e-mail: info@xeikon.com






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